NuSHARES ETF TRUST

CONTINUANCE OF MANAGEMENT AGREEMENTS

Agreement made as of this 30th day of July 2019, by and between the entities listed on Appendix A (the “Funds”), and Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), to be effective August 1, 2019.

WITNESSETH THAT:

WHEREAS, the parties hereto are the contracting parties under each certain Investment Management Agreement (the “Agreements”) pursuant to which the Adviser furnishes investment management and other services to each Fund ; and

WHEREAS, each Agreement terminates August 1, 2019 unless continued in the manner required by the Investment Company Act of 1940; and

WHEREAS, the Board of Trustees, at meetings held May 21-23, 2019, have approved each Agreement and its continuance until August 1, 2020 in the manner required by the Investment Company Act of 1940.

NOW THEREFORE, in consideration of the mutual covenants contained in each Agreement the parties hereto do hereby continue each Agreement in effect until August 1, 2020 and ratify and confirm the Agreements in all respects.

On behalf of the Nuveen Exchange-Traded Funds

            Listed on Appendix A

By: /s/ Diana Gonzalez

            Vice President

Attest: /s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

By: /s/ Christopher M. Rohrbacher

           Managing Director

Attest: /s/ Virginia O’Neal

Appendix A

Fund	Effective Date	Term	Annual Fee Rate

Nuveen Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2019	0.20%

Nuveen Short-Term REIT ETF	December 5, 2016	August 1, 2019	0.35%

Nuveen ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2019	0.35%

Nuveen ESG Large-Cap Value ETF	December 7, 2016	August 1, 2019	0.35%

Nuveen ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2019	0.40%

Nuveen ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2019	0.40%

Nuveen ESG Small-Cap ETF	December 7, 2016	August 1, 2019	0.40%

Nuveen Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017	August 1, 2019	0.20%

Nuveen ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2019	0.45%

Nuveen ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2019	0.40%

Nuveen ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019	0.20%